Exhibit 19
INSTALLED BUILDING PRODUCTS, INC.
Insider Trading Policies
Installed Building Products' insider trading policies are set forth on Annexes A-B.

Annex A

INSTALLED BUILDING PRODUCTS, INC.
POLICY ON TRANSACTIONS IN COMPANY SECURITIES
BY COMPANY EMPLOYEES
Amended and Restated May 3, 2023
Introduction
    In the normal course of business, officers, directors and certain other significant employees of Installed Building Products, Inc. (the “Company”) may use or have access to confidential and material information that is not generally available to the investing public. You, as an officer, director or significant employee of the Company, have an important ethical and legal obligation not to engage in trading in securities while in possession of material non-public information (“insider trading”) and to maintain the confidentiality of such non-public information. Insider trading is a crime; you and the Company may be subject to severe civil and criminal penalties as a result of trading in securities while in possession of material non-public information or as a result of unauthorized disclosure of material non-public information.
    The Company has adopted this statement on transactions in the Company’s securities by Company employees (this “Policy”) to prevent violations of the U.S. insider trading laws employees and to avoid even the appearance of improper conduct by these persons. The Company’s General Counsel has been designated by the Company as the initial compliance officer for administering this Policy (the “Compliance Officer”), and any questions regarding interpretation of this Policy should be addressed to her. The Company may from time to time designate other persons as the Compliance Officer for administering this Policy.
    The officers, directors and certain designated significant employees of the Company are also subject to the Company's statement on transactions in the Company’s securities by Company officers, directors and certain other significant employees (the “Other Policy”). Each individual subject to the Other Policy has delivered a certification to the Company certifying his or her understanding of and intent to comply with the Other Policy. This Policy shall in no way limit, modify or otherwise affect any such individual's obligations under the Other Policy, which shall be in addition to, and not in lieu of, this Policy. Transactions subject to this Policy include purchases and dispositions (whether by sale, exchange, distribution, transfer or bona fide gift) of Company securities.
Policy
1.Prohibitions.
a.No Trading on Inside Information. You may not trade in the securities of the Company, directly or through family members or other persons or entities, while you are aware of material non-public information relating to the Company. Similarly, you may not trade in the securities of any other company if you are aware of material non-public information about that company that you obtained in the course of your employment with the Company.
b.No Tipping. You may not pass material non-public information on to others, including, without limitation, your family members, friends or acquaintances or recommend to anyone the purchase or sale of any securities when you are aware of such information, whether or not you receive any benefit from the other person’s use of that information. This practice, known as “tipping,” violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, even though you did not trade and did not gain any benefit from another’s trading.
c.Disclosure of Information to Others. The Company is required under Regulation FD as implemented by the Securities and Exchange Commission (the “SEC”) to avoid the selective disclosure of material non-public information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release. You may not, therefore, disclose information to anyone outside the Company, including family members and friends, other than in accordance with those procedures. You also may not discuss the Company or its business in an internet “chat room”, similar internet-based forum or any social media platform.
d.General. You may not assist anyone who is engaged in any of the above activities. In addition to applying to the Company’s securities, these prohibitions apply to information about and securities of other companies with which the Company has a relationship and as a result of which you may acquire material non-public information, e.g., customers, suppliers, licensees, licensors, joint venturers or companies with which the Company is considering entering into or terminating a material business relationship or other material transaction.
    These prohibitions also apply to your family members, including your spouse or domestic partner, any family members or other persons that live in your home, and any family members who do not live in your home but whose transactions in Company securities are directed by you or subject to your influence or control. You are responsible for ensuring that securities transactions by any of these persons comply with this Policy.
2.Penalties.
    If you engage in any of the above activities, you may subject yourself, the Company, and its officers, directors and other supervisory personnel to civil and criminal liability under federal and state securities laws.
a.Civil and Criminal Penalties. You may be subject to criminal and civil fines and penalties as well as imprisonment for engaging in transactions in the Company’s securities at a time when you have knowledge of material non-public information relating to the Company. You may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom you have disclosed material non-public information relating to the Company or to whom you have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The SEC has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading.
b.Company Sanctions. Failure to comply with this Policy may also subject you to Company-imposed sanctions, up to and including termination for cause, whether or not your failure to comply with this Policy results in a violation of law.
3.Key Concepts.
a.Material Information. Information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy, sell or hold a security. If disclosure of the information is likely to affect the market price of a security, the information is probably material. A few examples of the type of information that, depending on the facts and circumstances, would usually be considered material are:
projections of future earnings or losses or other earnings guidance;
earnings that are inconsistent with the consensus expectations of the investment community;
increases or decreases in dividend payments, stock splits, securities offerings or other major events regarding the Company’s securities;
possible mergers and acquisitions;
significant finance transactions;
a significant cybersecurity incident;
initiation or termination of significant contracts;
changes in management;
introduction of important new service offerings;

gain or loss of major customers or suppliers;
developments in actual or threatened litigation; or
unusual gains or losses in major operations and financial liquidity problems.
    The above list is only illustrative; many other types of information may be considered material. It is important to keep in mind that material information need not be something that has happened or definitely will happen; information that something is likely to happen, or even just that it may happen, may be considered material. Material information may be positive or negative.
b.    Non-public Information. “Non-public” information is any information that has not been disclosed generally to the investing public. One must be able to point to some fact or event to show that the information is generally public, such as inclusion in the Company’s reports filed with the SEC or the issuance of a press release or reference to the information in publications of general circulation in the United States securities market, such as The Wall Street Journal or the New York Times. Even after the Company has released information to the press and the information has been reported, at least two full business days must be allowed for the investing public to absorb and evaluate the information before you may trade in the Company’s securities. This means you may not trade until the third business day after the information is announced to the public. For example, if the Company announced its financial earnings before trading began on a Tuesday, the first time you could buy or sell Company securities would be the opening of the market on Thursday (assuming you were not then aware of other material non-public information). However, if the Company announced its earnings after the start of trading on a Tuesday, the earliest you could buy or sell the Company’s securities would be the start of trading on Friday.
4.Special and Prohibited Transactions
Transactions in Company securities by any persons covered by this Policy are subject to the following restrictions:
a.Speculating. You may not undertake speculating in securities of the Company, which may include buying with the intention of quickly reselling such securities, or selling Company securities with the intention of quickly buying such securities (other than in connection with the acquisition and sale of shares issued under the Company’s stock option plan or any other Company benefit plan or arrangement).
b.Short Sales. You are prohibited from directly or indirectly selling any equity security of the Company if you do not own the security sold, including a “sale against the box” (a sale with delayed delivery).
c.Hedging. You may not engage in, directly or through family members or other persons or entities, any hedging or monetization transactions involving Company securities, including through the use of financial instruments such as puts, calls, publicly-traded options, swaps, forwards, warrants and any other derivative or similar instruments.
5.Company Plans Exceptions.
    This Policy does not apply to the exercise of an employee stock option, to the exercise of any right to acquire the Company’s securities pursuant to any equity incentive plan or similar plan, to the vesting of restricted stock or restricted stock units, or to the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon vesting of any restricted stock, upon vesting of any restricted stock units, or subject to an option. This Policy does apply, however, to any sale of the underlying stock or to a cashless exercise of an option through a broker, or any other market sale, including for the purpose of generating the cash needed to pay the exercise price of an option.
6.No Other Exceptions.
    Other than as set forth in Section 5 herein, there are no exceptions to the prohibitions and restrictions set forth in this Policy. Transactions in the Company’s securities that are otherwise necessary for personal reasons, such as personal financial commitments or emergencies, do not qualify as exceptions or otherwise excuse you from compliance with this Policy and are prohibited if you possess material non-public information.

    It is important to note that the federal securities laws prohibit trading based on the mere fact that you are aware of material non-public information; it is no excuse that your reasons for trading were not based on that information.
7.Inadvertent Disclosure.
    If material non-public information is inadvertently disclosed by any employee, officer or director, you must immediately report the facts to the Compliance Officer so that the Company may take appropriate remedial action.
8.Post-Termination Transactions.
    This Policy continues to apply to your transactions in Company securities even after you have terminated your employment or other connections to the Company and its affiliates. If you are in possession of material non-public information when your employment terminates, you may not trade in Company securities until that information has become public or is no longer material.
9.Company Assistance.
    If you have any questions about specific information or proposed transactions, or as to the applicability or interpretation of this Policy or the propriety of any desired action, you are encouraged to contact the Compliance Officer.
10.Confidentiality Guidelines.
    To provide more effective protection against the disclosure of material non-public information, the Company has adopted guidelines (attached hereto) with which you should familiarize yourself. These guidelines are not intended to be exhaustive. Additional measures to secure the confidentiality of information should be undertaken as deemed appropriate under the circumstances. If you have any doubt as to your responsibilities under these guidelines, please seek clarification and guidance from the Compliance Officer before you act. Do not try to resolve any uncertainties on your own.
11.Personal Responsibility.
    The ultimate responsibility for adhering to this Policy and avoiding improper trading lies with you. If you violate this Policy, you may be subject to disciplinary action up to and including termination for cause.
12.Certification.
    You will be required to certify your understanding of and intent to comply with this Policy by means of the Certification attached hereto. You may be required to certify on an annual basis that you have complied with this Policy.
13.No New Legal Liabilities; Compliance with Securities Laws.
    This Policy does not impose on the Company’s employees, officers or directors or on the Company itself any new legal liabilities to which they would not otherwise be subjected. The restrictions contained in this Policy are in addition to other restrictions on trading imposed by the U.S. securities laws that may apply to you, such as the Securities Act, the Exchange Act and the rules and regulations promulgated under each, including, for example and without limitation, Section 16 of the Exchange Act and Rule 144 under the Securities Act.
14.Amendment.
    This Policy may be amended from time to time by the Board of Directors. The Board of Directors shall conduct a review of this Policy at least every two years to ensure that this Policy is amended as necessary to remain up to date with insider trading laws and regulations.

CERTIFICATION
    I have read and understand the Company’s Insider Trading Policy (the “Policy”). I understand that the Company’s Compliance Officer is available to answer any questions I have regarding the Policy. I agree to comply with the Policy in all respects during my employment or other relationship with the Company. I understand that my failure to comply in all respects with the Policy is a basis for termination for cause of my employment or other relationship with the Company.

Date: ________________    Signature: ________________________________

             Name: ________________________________
             (please print)

CONFIDENTIALITY GUIDELINES

    The following guidelines establish procedures with which every employee, officer and director of the Company should comply in order to maximize the security of confidential inside information:
        a.    declining any comment with respect to outside inquiries (from analysts, stock brokers, the press, etc.) and referring them immediately to the Company’s Compliance Officer or such other person designated by the Company to be addressed;
        b.    using code names for sensitive projects;
        c.    using passwords to restrict access to sensitive information on computer systems;
        d.    limiting access to particular physical areas where material non-public information is likely to be documented or discussed;
        e.    locking up or shredding confidential documents;
        f.    not discussing confidential matters in public places such as elevators, hallways, restrooms or eating facilities where conversations might be heard;
        g.    marking sensitive documents “Confidential” and using sealed envelopes marked “Confidential”;
        h.    restricting the copying of sensitive documents;
        i.    obtaining written non-disclosure agreements and/or confidentiality agreements from outsiders allowed access to confidential information;
        j.    maintaining and periodically reviewing the list of persons who have access to confidential information and limiting access of especially sensitive materials to senior personnel and others on a need to know basis;
        k.    never leaving confidential documents unattended;
        l.    specifically informing employees who are exposed to confidential information of the sensitive nature of such information and the need to maintain confidentiality; and
        m.    in emailing sensitive matters, verifying that you have the correct email address and that someone with authorized access to the information will be available to receive it at the incoming email mailbox.

Annex B

INSTALLED BUILDING PRODUCTS, INC.
POLICY ON TRANSACTIONS IN COMPANY SECURITIES
BY COMPANY OFFICERS, DIRECTORS AND
CERTAIN OTHER SIGNIFICANT EMPLOYEES
Amended and Restated May 3, 2023

Introduction
    In the normal course of business, officers, directors and certain other significant employees of Installed Building Products, Inc. (the “Company”) may use or have access to confidential and material information that is not generally available to the investing public. You, as an officer, director or significant employee of the Company, have an important ethical and legal obligation not to engage in trading in securities while in possession of material non-public information (“insider trading”) and to maintain the confidentiality of such non-public information. Insider trading is a crime; you and the Company may be subject to severe civil and criminal penalties as a result of trading in securities while in possession of material non-public information or as a result of unauthorized disclosure of material non-public information.
    The Company has adopted this policy on transactions in the Company’s securities by Company officers, directors and certain other significant employees (this “Policy”) to prevent violations of the U.S. insider trading laws and to avoid even the appearance of improper conduct by these persons. For officers, directors or certain other significant employees who are affiliated with any entity, including any corporation, partnership or trust, that is a holder of the Company’s securities, this Policy also applies to such entities (the “Controlled Entities”). The Company’s General Counsel has been designated by the Company as the initial compliance officer for administering this Policy (the “Compliance Officer”), and any questions regarding interpretation of this Policy should be addressed to her. The Company may from time to time designate other persons as the Compliance Officer for administering this Policy.
    As an officer, director or significant employee of the Company, you are more likely to possess material non-public information about the Company, and are therefore subject to special requirements concerning transactions in the Company’s securities. This entire Policy applies to you and you should read it all carefully. Pay particular attention to Section 14, regarding pre-clearance of any transactions you conduct in Company securities. Transactions subject to this Policy include purchases and dispositions (whether by sale, exchange, distribution, transfer or bona fide gift) of Company securities.
Policy
1.    Prohibitions.
a.No Trading on Inside Information. You may not trade in the securities of the Company, directly or through family members or other persons or entities, while you are aware of material non-public information relating to the Company (except pursuant to a pre-cleared trading plan that complies with Rule 10b5-1, as described in Section 5 below). Similarly, you may not trade in the securities of any other company if you are aware of material non-public information about that company that you obtained in the course of your employment with the Company.
b.No Tipping. You may not pass material non-public information on to others, including, without limitation, your family members, friends or acquaintances or recommend to anyone the purchase or sale of any securities when you are aware of such information, whether or not you receive any benefit from the other person’s use of that information. This practice, known as “tipping,” violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, even though you did not trade and did not gain any benefit from another’s trading.
c.Disclosure of Information to Others. The Company is required under Regulation FD, as implemented by the Securities and Exchange Commission (the “SEC”), to avoid the selective disclosure of material non-

public information. The Company has established procedures for releasing material information in a manner that is designed to achieve broad public dissemination of the information immediately upon its release. You may not, therefore, disclose information to anyone outside the Company, including family members and friends, other than in accordance with those procedures. You also may not discuss the Company or its business in an internet “chat room”, similar internet-based forum or any social media platform.
d.General. You may not assist anyone who is engaged in any of the above activities. In addition to applying to the Company’s securities, these prohibitions apply to information about and securities of other companies with which the Company has a relationship and as a result of which you may acquire material non-public information, e.g., customers, suppliers, licensees, licensors, joint venturers or companies with which the Company is considering entering into or terminating a material business relationship or other material transaction.
    These prohibitions also apply to your family members, including your spouse or domestic partner, any family members or other persons that live in your home, and any family members who do not live in your home but whose transactions in Company securities are directed by you or subject to your influence or control. You are responsible for ensuring that securities transactions by any of these persons comply with this Policy.
2.    Penalties.
    If you engage in any of the above activities, you may subject yourself, the Company, and its officers, directors and other supervisory personnel to civil and criminal liability under federal and state securities laws.
a.Civil and Criminal Penalties. You may be subject to criminal and civil fines and penalties as well as imprisonment for engaging in transactions in the Company’s securities at a time when you have knowledge of material non-public information relating to the Company. You may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom you have disclosed material non-public information relating to the Company or to whom you have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The SEC has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading.
b.Controlling Person Liability. If the Company fails to take appropriate steps to prevent illegal insider trading, the Company may have “controlling person” liability for a trading violation, potentially resulting in significant civil and criminal penalties. The civil penalties can extend personal liability to the Company’s directors, officers and other supervisory personnel if they fail to take appropriate steps to prevent insider trading.
c.Company Sanctions. Failure to comply with this Policy may also subject you to Company-imposed sanctions, up to and including termination for cause, whether or not your failure to comply with this Policy results in a violation of law.
3.    Key Concepts.
a.Material Information. Information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy, sell or hold a security. If disclosure of the information is likely to affect the market price of a security, the information is probably material. A few examples of the type of information that, depending on the facts and circumstances, would usually be considered material are:
projections of future earnings or losses or other earnings guidance;
earnings that are inconsistent with the consensus expectations of the investment community;
increases or decreases in dividend payments, stock splits, securities offerings or other major events regarding the Company’s securities;
possible mergers and acquisitions;
significant finance transactions;

a significant cybersecurity incident;
initiation or termination of significant contracts;
changes in management;
introduction of important new service offerings;
gain or loss of major customers or suppliers;
developments in actual or threatened litigation; or
unusual gains or losses in major operations and financial liquidity problems.
The above list is only illustrative; many other types of information may be considered material. It is important to keep in mind that material information need not be something that has happened or definitely will happen; information that something is likely to happen, or even just that it may happen, may be considered material. Material information may be positive or negative.
b.    Non-public Information. “Non-public” information is any information that has not been disclosed generally to the investing public. One must be able to point to some fact or event to show that the information is generally public, such as inclusion in the Company’s reports filed with the SEC or the issuance of a press release or reference to the information in publications of general circulation in the United States securities market, such as The Wall Street Journal or the New York Times. Even after the Company has released information to the press and the information has been reported, at least two full business days must be allowed for the investing public to absorb and evaluate the information before you may trade in the Company’s securities. This means you may not trade until the third business day after the information is announced to the public. For example, if the Company announced its financial earnings before trading began on a Tuesday, the first time you could buy or sell Company securities would be the opening of the market on Thursday (assuming you were not then aware of other material non-public information). However, if the Company announced its earnings after the start of trading on a Tuesday, the earliest you could buy or sell the Company’s securities would be the start of trading on Friday.
4.    Special and Prohibited Transactions.
Transactions in Company securities by any persons covered by this Policy are subject to the following restrictions:
a.Speculating. You may not undertake speculating in securities of the Company, which may include buying with the intention of quickly reselling such securities, or selling Company securities with the intention of quickly buying such securities (other than in connection with the acquisition and sale of shares issued under the Company’s stock option plan or any other Company benefit plan or arrangement).
b.Short Sales. You are prohibited from directly or indirectly selling any equity security of the Company if you do not own the security sold, including a “sale against the box” (a sale with delayed delivery).
c.Hedging. You may not engage in, directly or through family members or other persons or entities, any hedging or monetization transactions involving Company securities, including through the use of financial instruments such as puts, calls, publicly-traded options, swaps, forwards, warrants and any other derivative or similar instruments.
d.Pledges and Margin Accounts. You may not pledge any Company securities as collateral for a loan and you may not hold Company securities as collateral in a margin account. You may not have control over these types of transactions as the securities may be sold at certain times without your consent. A margin or foreclosure sale that occurs when a person subject to this Policy is aware of material, non-public information may, under some circumstances, result in unlawful insider trading.
e.Director Nominations. The following persons will not be eligible for election or re-election as a director of the Company: 1) any person who is engaged in a hedging transaction involving Company securities; or 2) any person who is pledging Company securities as collateral for a loan or holding Company securities as collateral in a margin account.
5.    Exceptions.

a.Approved 10b5-1 Plans. Trades by officers, directors and other employees covered by this Policy that are executed pursuant to a pre-cleared 10b5-1 plan are not subject to the prohibition on trading on the basis of material non-public information contained in Section 1(a) of this Policy or to the restrictions set forth in the Company’s pre-clearance procedures and blackout period described in Section 14 herein.
Rule 10b5-1 provides an affirmative defense from insider trading liability under the U.S. federal securities laws for trading plans that meet certain requirements. A 10b5-1 plan must be entered into, modified or terminated at a time when you are not aware of material non-public information. All plans must be entered into in good faith, and not as part of a plan or scheme to evade the prohibitions of the securities laws, and you must act in good faith at the time you transact in Company securities pursuant to a 10b5-1 plan.
Once the plan is adopted, you must not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade. The plan must either specify (including by formula) the amount, pricing and timing of transactions in advance or delegate discretion over those matters to an independent third party.
The Company requires that each 10b5-1 plan (or the form of the 10b5-1 trading plan, provided such form has sufficient details to determine compliance with this Policy) be pre-cleared in writing in advance by the Compliance Officer, in accordance with Section 14 hereof. Any 10b5-1 plan must be submitted to the Compliance Officer for approval at least five trading days prior to entry into the 10b5-1 plan. 10b5-1 plans may not be adopted, modified or terminated during a blackout period (see Sections 14(c) and (d) below). Notwithstanding anything herein to the contrary, it is the individual’s responsibility to comply with this Policy, the requirements of Rule 10b5-1 and Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of whether the Company’s Compliance Officer pre-clears a 10b5-1 plan.
Any 10b5-1 plan must include a minimum “cooling-off period.” For Section 16 reporting persons, trading under your 10b5-1 plan may not begin until after the expiration of a cooling-off period ending on the later of (1) 90 days after your adoption of your 10b5-1 plan or (2) two business days following the disclosure of the Company’s financial results on Form 10-Q or Form 10-K, as applicable, for the fiscal quarter in which your 10b5-1 plan was adopted, up to a maximum of 120 days. For all other persons subject to this Policy, your 10b5-1 plan trades may not begin until after the expiration of a 30-day cooling-off period after your adoption of your 10b5-1 plan. A cooling-off period is required by SEC rules and designed to minimize any risk that a claim will be made that you were aware of material non-public information about the Company when you entered into the 10b5-1 plan and/or that the plan was not entered into in good faith.
You may not have more than one 10b5-1 plan in effect at the same time, except in limited circumstances pursuant to Rule 10b5-1 and subject to preapproval by the Compliance Officer. You may not have more than one “single trade” 10b5-1 plan during any 12-month period.
The SEC requires quarterly disclosures by the Company if any Covered Person (defined in Section 14(a) below) has adopted, modified or terminated a Rule 10b5-1 plan or other written trading arrangement even if such other trading arrangement is not designed to comply with Rule 10b5-1. Accordingly, in addition to pre-clearance of the adoption of a Rule 10b5-1 plan, Covered Persons must provide the Compliance Officer with written notice of any modification or termination of an existing 10b5-1 plan or other written trading arrangement at least two days prior to its implementation and obtain the Compliance Officer’s approval.
b.Company Plans. This Policy does not apply to the exercise of an employee stock option, to the exercise of any right to acquire the Company’s securities pursuant to any equity incentive plan or similar plan, to the vesting of restricted stock, or to the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon vesting of any restricted stock or subject to an option. This Policy does apply, however, to any sale of the underlying stock or to a cashless exercise of an option through a broker, or any other market sale, including for the purpose of generating the cash needed to pay the exercise price of an option.

6.    No Other Exceptions.
    Other than as set forth in Sections 5 herein, there are no exceptions to the prohibitions and restrictions set forth in this Policy. Transactions in the Company’s securities that are otherwise necessary for personal reasons, such as personal financial commitments or emergencies, do not qualify as exceptions or otherwise excuse you from compliance with this Policy and are prohibited if you possess material non-public information.
    It is important to note that the federal securities laws prohibit trading based on the mere fact that you are aware of material non-public information; it is no excuse that your reasons for trading were not based on that information.
7.    Inadvertent Disclosure.
    If material non-public information is inadvertently disclosed by any employee, officer or director, you must immediately report the facts to the Compliance Officer so that the Company may take appropriate remedial action.
8.    Post-Termination Transactions.
    This Policy continues to apply to your transactions in Company securities even after you have terminated your employment or other connections to the Company and its affiliates. If you are in possession of material non-public information when your employment terminates, you may not trade in Company securities until that information has become public or is no longer material.
9.    Company Assistance.
    If you have any questions about specific information or proposed transactions, or as to the applicability or interpretation of this Policy or the propriety of any desired action, you are encouraged to contact the Compliance Officer.
10.    Confidentiality Guidelines.
    To provide more effective protection against the disclosure of material non-public information, the Company has adopted guidelines (attached hereto) with which you should familiarize yourself. These guidelines are not intended to be exhaustive. Additional measures to secure the confidentiality of information should be undertaken as deemed appropriate under the circumstances. If you have any doubt as to your responsibilities under these guidelines, please seek clarification and guidance from the Compliance Officer before you act. Do not try to resolve any uncertainties on your own.
11.    Personal Responsibility.
    The ultimate responsibility for adhering to this Policy and avoiding improper trading lies with you. If you violate this Policy, you may be subject to disciplinary action up to and including termination for cause.
12.    Certification.
    You will be required to certify on an annual basis your understanding of and intent to comply with this Policy by means of the Certification attached hereto.
13.    No New Legal Liabilities; Compliance with Securities Laws.
    This Policy does not impose on the Company’s officers, directors or certain other significant employees or on the Company itself any new legal liabilities to which they would not otherwise be subjected. The restrictions contained in this Policy are in addition to other restrictions on trading imposed by the U.S. securities laws that may apply to you, such as the Securities Act, the Exchange Act and the rules and regulations promulgated under each, including, for example and without limitation, Section 16 of the Exchange Act and Rule 144 under the Securities Act. In connection with any transactions, any officers or directors subject to Section 16 of the Exchange Act may be required to file with the SEC a Form 4 (including for gifts), Form 144 or other documents. The ultimate responsibility for the filing of such forms rests with the Section 16 reporting person.
14.    Pre-clearance of all Transactions by Covered Persons.
a.General. This Section 14 shall apply to executive officers, directors and those employees who have been designated by the Company as significant employees, each of their family members and members of their households and any Controlled Entities (collectively, the “Covered Persons”). All Covered Persons must obtain the prior approval of the Compliance Officer for any transactions they conduct in the Company’s securities.
b.Procedure. A request for pre-clearance should be submitted to the Compliance Officer at least two days in advance of the proposed transaction. The Compliance Officer is under no obligation to approve a trade submitted for pre-clearance and may determine not to permit the trade. The responsibility for pre-clearing transactions may be delegated to anyone permitted by the Board of Directors of the Company. Regardless of who is selected to serve as the pre-clearer, the pre-clearer must always be kept fully informed of material developments. Approvals are valid only for 48 hours from the time provided.
Any person subject to the pre-clearance requirements who wishes to implement a trading plan under Rule 10b5-1 must first pre-clear the plan with the Compliance Officer. Transactions effected pursuant to a pre-cleared trading plan will not require further pre-clearance at the time of the transaction if the plan complies with Rule 10b5-1 and specifies the dates, prices and amounts of the contemplated trades, or establishes a formula for determining the dates, prices and amounts.
Immediately following completion of any securities transaction, Covered Persons who are Section 16 reporting persons must notify the Compliance Officer of the date, quantity, price and nature of the transaction. If a Covered Person relies on a broker or someone else to notify the Company following a securities transaction, this does not absolve the Covered Person of personal responsibility to make sure that the information is timely reported. If, after obtaining approval, a Covered Person does not trade in the Company’s securities within 48 hours thereafter, the Covered Person must again pre-clear such transaction with the Compliance Officer before the Company’s securities may be traded.
c.Quarterly Blackout Periods. The Company’s announcement of its quarterly financial results almost always has the potential to have a material effect on the market for the Company’s securities. Therefore, you should assume that, to avoid even the appearance of trading while aware of material non-public information, Covered Persons will only be pre-cleared to trade in the Company’s securities during the period in any fiscal quarter (including the year-end) commencing forty-eight hours following the date and time of public disclosure of the financial results for the prior fiscal quarter and ending on the fifteenth calendar day of the third month of the fiscal quarter.
The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, an SEC filing on Form 8-K or other means designed to achieve widespread dissemination of the information. You should anticipate that trades are unlikely to be pre-cleared while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed by the market.
d.Event-Specific Blackout Periods. From time to time, an event may occur that is material to the Company and is known by only a few Covered Persons. So long as the event remains material and non-public, Covered Persons as are designated by the Compliance Officer may not trade in the Company’s securities. The existence of an event-specific blackout will not be announced except to those who are aware of the event giving rise to the blackout. If, however, a person whose trades are subject to pre-clearance requests permission to trade in the Company’s securities at a time when an event-specific blackout is in effect, the Compliance Officer will inform the requester of the existence of a blackout period without necessarily disclosing the reason for the blackout. Any person made aware of the existence of an event-specific blackout should not disclose the existence of the blackout to any other person. The failure of the Compliance Officer to designate a person as being subject to an event-specific blackout will not relieve that person of the obligation not to trade while aware of material non-public information.
15.    Amendment.
    This Policy may be amended from time to time by the Board of Directors. The Board of Directors shall conduct a review of this Policy at least every two years to ensure that this Policy is amended as necessary to remain up to date with insider trading laws and regulations.

CERTIFICATION

    I have read and understand the Company’s Insider Trading Policy (the “Policy”). I understand that the Company’s Compliance Officer is available to answer any questions I have regarding the Policy. I agree to comply with the Policy in all respects during my employment or other relationship with the Company. I understand that my failure to comply in all respects with the Policy is a basis for termination for cause of my employment or other relationship with the Company.

Date: ________________    Signature: ________________________________

             Name: ________________________________
             (please print)

CONFIDENTIALITY GUIDELINES

    The following guidelines establish procedures with which every employee, officer and director of the Company should comply in order to maximize the security of confidential inside information:
        a.    declining any comment with respect to outside inquiries (from analysts, stock brokers, the press, etc.) and referring them immediately to the Company’s Compliance Officer or such other person designated by the Company to be addressed;
        b.    using code names for sensitive projects;
        c.    using passwords to restrict access to sensitive information on computer systems;
        d.    limiting access to particular physical areas where material non-public information is likely to be documented or discussed;
        e.    locking up or shredding confidential documents;
        f.    not discussing confidential matters in public places such as elevators, hallways, restrooms or eating facilities where conversations might be heard;
        g.    marking sensitive documents “Confidential” and using sealed envelopes marked “Confidential”;
        h.    restricting the copying of sensitive documents;
        i.    obtaining written non-disclosure agreements and/or confidentiality agreements from outsiders allowed access to confidential information;
        j.    maintaining and periodically reviewing the list of persons who have access to confidential information and limiting access of especially sensitive materials to senior personnel and others on a need to know basis;
        k.    never leaving confidential documents unattended;
        l.    specifically informing employees who are exposed to confidential information of the sensitive nature of such information and the need to maintain confidentiality; and
        m.    in emailing sensitive matters, verifying that you have the correct email address and that someone with authorized access to the information will be available to receive it at the incoming email mailbox.